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                                                                    EXHIBIT 21

            Direct and Indirect Subsidiaries of ARAMARK Corporation (Companies are incorporated in Delaware unless otherwise indicated)

Advertising & Display Services, Inc.
ARAMARK Advertising Services, Ltd.  (PA)
ARAMARK Business Dining Services of Texas, Inc.  (TX)
ARAMARK Cleanroom Services, Inc.
ARAMARK Consumer Discount Company  (PA)
ARAMARK Convention Services, Inc. (PA)
ARAMARK Correctional Services, Inc.
ARAMARK Delaware, Inc.
ARAMARK Educational Group, Inc.
ARAMARK Educational Resources, Inc.
ARAMARK Educational Services of Texas, Inc.  (TX)
ARAMARK Educational Services of Vermont, Inc.  (VT)
ARAMARK Educational Services, Inc.
ARAMARK Facilities Management, Inc.
ARAMARK Facility Services, Inc.  (MD)
ARAMARK Food and Support Services Group, Inc.
ARAMARK Health & Education Services, Inc.
ARAMARK Healthcare Support Services of Puerto Rico, Inc.
ARAMARK Healthcare Support Services of Texas, Inc.  (TX)
ARAMARK Healthcare Support Services of the Virgin Islands, Inc.
ARAMARK Healthcare Support Services, Inc.
ARAMARK Industrial Services, Inc.
ARAMARK Kitty Hawk, Inc.  (ID)
ARAMARK Magazine & Book Services, Inc.
ARAMARK Marketing Services Group, Inc.
ARAMARK Pittsburgh Limited
ARAMARK Pittsburgh Stadium Concessions, Inc.  (PA)
ARAMARK RBI, Inc.
ARAMARK Refreshment Services, Inc.
ARAMARK Senior Notes Company
ARAMARK Services of Kansas, Inc.  (KS)
ARAMARK Services of Puerto Rico, Inc.
ARAMARK Services, Inc.
ARAMARK Sports and Entertainment Group, Inc.
ARAMARK Sports and Entertainment Services of Texas, Inc.  (TX)
ARAMARK Sports and Entertainment Services, Inc.
ARAMARK Summer Games 1996, Inc.
ARAMARK Uniform Manufacturing Company
ARAMARK Uniform Services Group, Inc.
ARAMARK Uniform Services, Inc.
ARAMARK/Gall's Group, Inc.
ARAMARK/HMS Company
Crest Uniform Co., Inc.
CWLC Brokerage, Inc.  (CO)
D.G. Maren II, Inc.
Davre's Inc.
Delsac VI, Inc.
Delsac VII, Inc.
Delsac VIII, Inc.
Delsac X, Inc.  (OH)
Dragon Wagon, Inc.
Fashion-Tex Services, Inc.  (CA)
Gall's, Inc.
H.M.S. Delaware, Inc.
Harry M. Stevens, Inc.  (NY)
Harry M. Stevens, Inc. of New Jersey  (NJ)
Harry M. Stevens, Inc. of Penn.  (PA)
Landy Textile Rental Services, Inc.  (PA)
Linen Supply Service, Inc.  (IL)
Main, Inc.  (FL)
Meader Distributing Co., Inc.  (MN)
Rainier News, Inc.  (WA)
Smithsub, Inc
WearGuard Corporation
Woodhaven Foods, Inc.




For certain subsidiaries, individuals are the record owners of director's qualifying shares and/or other shares held for regulatory purposes.